Exhibit 10.1
STOCK PURCHASE AGREEMENT
     This STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of October 17, 2006, is among Lear Corporation, a Delaware corporation, (the “Company”), and those other parties named on the signature page hereto (collectively, the “Buyers” or individually, a “Buyer”).
     WHEREAS, the Company and the Buyers desire to enter into this Agreement to purchase securities in a private sale exempt from the registration requirements of the Securities Act of 1933, as amended (the “‘33 Act”), and the rules of the United States Securities and Exchange Commission (the “SEC”);
     WHEREAS, the Buyers wish, jointly and severally, to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, up to 5,797,102 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), for an aggregate purchase price of approximately $133,333,346; and
     WHEREAS, the Buyers, jointly and severally, have committed to purchase up to an additional 2,898,551 shares of Common Stock pursuant to Section 1(c) hereof at the same price per share.
     NOW, THEREFORE, the Company and the Buyers hereby agree as follows:

1.	PURCHASE AND SALE OF PURCHASED SHARES
          (a) Purchase of Purchased Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Section 5 below, the Company shall issue and sell to the Buyers, and the Buyers agree, jointly and severally, to purchase from the Company on the Closing Date (as defined below), 5,797,102 shares of Common Stock (the “Purchased Shares”). The Purchased Shares will be allocated among the Buyers as the Buyers shall instruct in writing one day prior to the Closing. The closing of the transactions contemplated herein (the “Closing”) shall occur on the Closing Date at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166.
          (b) Purchase Price. The aggregate purchase price for the Purchased Shares to be purchased by the Buyers at the Closing shall be $133,333,346 (the “Purchase Price”).
          (c) Additional Shares. Following the execution and delivery of this Agreement, the Company will offer to sell up to an additional 2,898,551 shares (“Additional Shares”) of Common Stock in a sale exempt from the registration requirements of the ‘33 Act to certain of its existing stockholders (“Other Offerees”) at a price per share of $23.00 and with Escrow arrangements similar to the Buyers’. To the extent the Other Offerees have not entered into agreements to acquire the Additional Shares by 9:00 a.m. on October 17, 2006, the Buyers, jointly and severally, shall buy the unpurchased Additional Shares on the same terms and conditions on which they are acquiring the Common Stock hereunder, such Additional Shares will be deemed Purchased Shares for all purposes hereunder, and the Purchase Price will be adjusted accordingly. Insofar as an Other Offeree defaults on its obligation to pay for Additional Shares which it has agreed to purchase, the Buyers shall acquire such Additional Shares and they shall be deemed Purchased Shares, and the Purchase Price will be adjusted accordingly. The Company agrees that any sale of the Additional Shares is expressly conditioned upon the closing of the sale of the Purchased Shares.
          (d) Escrow Amount. No later than 4:30 p.m. (New York time) on October 17, 2006 (the “Escrow Closing”), the Buyers, jointly and severally, shall pay the Purchase Price into an escrow account (the “Escrow”) pursuant to an Escrow Agreement (the “Escrow Agreement”) among the Company, the Buyers and the Escrow Agent (the “Escrow Agent”), the terms of which will be agreed to prior to the Escrow Closing. The funds held in the Escrow will be for the benefit of the Company and all interest earned on these funds held in Escrow will be paid to the Company if the Purchased Shares are sold to the Buyers. If the Purchased Shares are not sold to the Buyers, the interest will be paid to the Buyers. These funds will be released to purchase the Purchased Shares when the conditions to Closing have been met.
          (e) Closing Date. The date and time of the Closing (the “Closing Date”) shall be 8:30 a.m., New York City Time, one business day after the conditions in Section 5 have been met (or such later date as is mutually agreed to by the Company and the Buyers).
          (f) Form of Payment. On the Closing Date, (i) in accordance with the Escrow Agreement, the Escrow Agent shall pay the Purchase Price to the Company for the Purchased Shares to be issued and sold to the Buyers at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions delivered to the Escrow Agent, and (ii) the Company shall deliver to the Buyers certificates representing the Purchased Shares. Certificates representing the Purchased Shares shall contain legends indicating that the shares underlying these certificates have not been registered under the ‘33 Act and are subject to restrictions on their transferability.
          (g) Dividends and Distributions. If the Company, at any time after the date hereof but prior to the Closing, declares and pays a dividend or other distribution (in each case whether in cash, in kind, in securities or otherwise) on its Common Stock, the Buyers shall be entitled to receive their pro rate share of any such dividend or distribution as if the Buyer had acquired the Purchased Shares and any Additional Shares prior to the record date for such dividend or distribution. Such dividend or other distribution shall be paid at the Closing.

2.	REPRESENTATIONS AND WARRANTIES OF THE BUYERS
           The Buyers, jointly and severally, represent and warrant that:
          (a) Organization; Authority. Each Buyer is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

          (b) Validity; Enforcement. The execution and delivery of this Agreement by each Buyer and the consummation by each Buyer of the transactions contemplated hereby have been duly authorized by all necessary action on the part of each Buyer and no further consent or action is required by any Buyer, its governing body, partners or members. This Agreement has been duly executed and delivered by each Buyer and is a valid and binding obligation of each Buyer enforceable against each Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
          (c) Investment Intent. Each Buyer is a financially sophisticated institutional investor and is an “accredited investor” (as defined in Rule 501 of Regulation D under the ‘33 Act) that is experienced in financial matters and it is purchasing the Purchased Shares for its own account for investment and with no present intention of, or view to, distributing such Purchased Shares or any part thereof except in compliance with the ‘33 Act, but without prejudice to each Buyer’s right at all times to sell or otherwise dispose of all or any part of the Purchased Shares under a registration statement filed under the ‘33 Act, or in a transaction exempt from the registration requirements of the ‘33 Act, including a transaction pursuant to Rule 144.
          (d) Ownership Interest. Upon giving effect to the transactions contemplated by this Agreement (excluding any acquisition of Additional Shares), the Buyers (together with their affiliates and associates) will hold an aggregate of 9,096,393 shares of Common Stock and will have economic exposure with respect to an additional 5,836,400 shares of Common Stock pursuant to cash settled contracts with various counterparties, such shares subject to such contracts being “Exposure Shares.” None of the Buyers have direct or indirect voting rights or dispositive rights or powers with respect to the Exposure Shares (although the Buyers do have the right to request, but not demand , that the contracts be terminated prior to the scheduled termination dates thereof) nor shall the Buyers be deemed to be the Beneficial Owners of any Exposure Shares for any purposes under this Agreement, except as expressly set forth herein. For purposes of this Agreement, (i) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and successor regulation thereto, (ii) “Beneficial Ownership” and “Beneficially Own” shall refer to the ownership interest of a Beneficial Owner, (iii) “affiliate” shall have the meaning set forth in Rule 12b-2 under the Exchange Act, or any successor regulation thereto, and (iv) “associate” shall have the meaning set forth in Rule 12b-2 under the Exchange Act, or any successor regulation thereto. For the avoidance of doubt, clauses (i) and (ii) of this subsection (d) shall not include any Exposure Shares.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY
           The Company hereby makes the following representations and warranties to the Buyers:
          (a) Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business. The Company is not in violation of, nor will the consummation of the transaction contemplated herein violate, any of the provisions of its certificate of incorporation or bylaws. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate: (i) be materially adversely affect the legality, validity or enforceability of this Agreement, or (ii) have or result in a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company, taken as a whole.
          (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its board of directors or its stockholders. This Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
          (c) Authorization of the Purchased Shares. The Purchased Shares have been duly authorized and when issued in accordance with this Agreement against payment therefor will be validly issued, fully paid and nonassessable. None of the Purchased Shares will be issued in violation of the preemptive or other similar rights of any securityholder of the Company nor will they trigger any anti-dilution or similar rights under the Company’s Certificate of Incorporation or any material agreement to which the Company is subject or bound.
          (d) No General Solicitation. Neither the Company nor any person acting on its behalf has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy or offer to sell or otherwise negotiate in respect of, any security which is or would be integrated with the sale of the Purchased Shares in a manner that would require the Purchased Shares to be registered under the ‘33 Act. Neither the Company nor any person acting on its behalf has engaged or will engage in connection with the offering of the Purchased Shares in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the ‘33 Act.
          (e) Section 203. The Company has taken all necessary corporate action to approve the acquisition of the Purchased Shares by the Buyers and any subsequent purchases by the Buyers that do not exceed the limitations set forth in Section 6(a)(ii) of this Agreement, including any necessary corporate action to cause the Buyers not to be deemed an interested stockholder for purposes of Section 203 of the Delaware General Corporation Law (“Section 203”) by reason of such purchase or purchases. A copy of the Board’s 203 resolution is attached as Exhibit A hereto and indicates that the approval is limited as set forth thereon.

          (f) Offering Memorandum. The Company has delivered to the Buyers an Offering Memorandum dated October 16, 2006 (the “Offering Memorandum”). The documents incorporated in the Offering Memorandum by reference, when taken together with the Offering Memorandum, do not, as of the date hereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (g) Assuming the accuracy of the Buyers’ representation in Section 2(d) hereof, the issuance and sale of the Purchased Shares, and the consummation of the transactions contemplated herein will not cause any default under and will not accelerate the vesting of any benefit under the Lear Corporation Long Term Stock Incentive Compensation Plan or other material agreement of the Company.

4.	COVENANTS
          (a) Best Efforts. Each party shall use its best efforts timely to satisfy the conditions set forth in Section 5 of this Agreement, including, without limitation, doing the things necessary, proper or advisable with respect to all filing and permissions (including promptly providing all requested information with respect to second requests) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”) to consummate the transactions herein. Each party covenants and agrees to use its best efforts to complete the HSR Act filing within ten days of the date hereof. The Company will undertake all necessary action to cause the Purchased Shares to be authorized for listing on the New York Stock Exchange upon official notice of issuance.

5.	CONDITIONS TO THE COMPANY’S AND THE BUYERS’ OBLIGATION TO SELL AND PURCHASE THE PURCHASED SHARES
          The obligation of the Buyers hereunder to purchase the Purchased Shares, and of the Company to issue and sell the Purchased Shares to the Buyers at the Closing is subject to the following conditions:
          (a) Any approvals required under the HSR Act shall have been obtained or the waiting period required thereby shall have expired or otherwise been terminated and no action shall have been taken by the United States Department of Justice or the United States Federal Trade Commission challenging and seeking to enjoin, or threatening to enjoin, the transactions contemplated under the Agreement.
          (b) The shares of Common Stock to be issued pursuant to the transaction contemplated herein shall have been authorized for listing on the New York Stock Exchange, subject to official notice of issue.

6.	POST CLOSING AGREEMENTS
          (a) Standstill. (i) The Buyers agree that from and after the date of this Agreement, the Buyers shall not, and shall not permit any of their affiliates or associates (collectively, the “Buyer Group”), to directly or indirectly, unless in any such case specifically invited in writing to do so by the board of directors of the Company (the “Company Board”):
                    (A) for a period of one year from the Closing, initiate, participate in, or consent to the taking of any stockholder action by consent without a meeting pursuant to Section 228 of the Delaware General Corporation Law (unless initiated or not opposed by the Company);
                    (B) for a period of one year from the Closing, request the Company (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provisions of Section 6(a) or of this Agreement (including this Section 6(a)(i)(B)), or otherwise seek any modification to or waiver of any of the Buyer Group’s agreements or obligations under Section 6(a) of this Agreement; or
                    (C) for a period of one year from the Closing, encourage or render advice to or make any recommendation or proposal to any person to engage in any of the actions covered by this Section 6(a) (including this clause(C)).
               (ii) If any time, without the consent of the Company Board, the Buyer Group’s Beneficial Ownership of Common Stock and economic exposure pursuant to contracts in the Common Stock exceeds 24% of the issued and outstanding Common Stock (other than as a result of the Company’s net purchases of Common Stock exceeding its issuance for the period subsequent to the Closing to the point in time in question), the provisions of Section 203 (taken in its entirety) shall govern with respect to each member of the Buyer Group engaging in any “business combination” with the Company, as if the transaction that results in such excess share ownership had caused the Buyers to become “interested stockholders” under Section 203, as such terms are defined in Section 203.
               (iii) For a period of one year from the Closing, each member of the Buyer Group shall agree to give to the Company: (A) one business day prior review of any proposed press release, public announcement or of any filing with the SEC relating to the Company by any member of the Buyer Group (but the Company shall have no right to comment and shall not make any public statements in response in the interim unless required by law, in which event the notice period shall thereupon terminate), and (B) seven business days advance notice prior to soliciting other holders of Common Stock to take stockholder action with respect to a proposed election of director, or participating in a business combination with the Company (but the Company shall have no right to comment and shall not make any public statements in response in the interim unless required by law, in which event the notice period shall thereupon terminate). During such seven day period, the Company will not adopt a shareholder rights plan or amend any charter or bylaw provisions, or take any other corporate action, to restrict shareholder rights.
               (iv) The Company and Buyers agree that the Company, in addition to any other remedy to which it may be entitled in law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of the provisions of Section 6(a) of this Agreement and to compel specific performance of Section 6(a) of this Agreement, without the need for proof of actual damages.

          (b) Board Representation. (i) The Company agrees at its next regularly scheduled meeting (which are scheduled on a quarterly basis) of the Company Board occurring after the Closing to elect Vincent Intrieri (“Buyers’ Nominee”) as a director of the Company and that the Company’s Nominating and Corporate Governance Committee will propose the Buyers’ Nominee for election as a director with a term expiring at the 2008 Annual Meeting of Shareholders of the Company. The Buyers warrant that the Buyers’ Nominee meets each of the criteria set forth in Section 6(b)(ii) hereof. Subject to its fiduciary duties, the Company’s Board of Directors will nominate the Buyers’ Nominee (or, if the Buyers’ Nominee is unable or unwilling to serve, a successor as contemplated by Section 6(b)(ii)) for election at each meeting at which time the Buyer’s nominee is up for election (or in each action by written consent in lieu of a meeting) of stockholders of the Company for the election of directors.
               (ii) If the Buyer’s Nominee (or such a successor) is no longer a director of the Company as contemplated by paragraph 6(b)(i), the Buyer may propose to the Company as a nominee for election as a director of the Company a person with reasonable qualifications who is not a former director, officer or employee of the Company and is not engaged in activities which present a material conflict of interest with the Company, in which event, with the Company’s consent (such consent not to be unreasonably withheld), such person will be proposed to the Nominating and Corporate Governance Committee.
               (iii) The Company will use its best efforts to cause the Buyer’s Nominee or any such successor nominated as provided in this Section 6(b) to be elected by the stockholders of the Company and will solicit proxies in favor of the Buyer’s Nominee or any such successor at each meeting (or in each action by written consent in lieu of a meeting) of stockholders of the Company.
               (iv) If the Company does not accept a Buyer designee as provided in paragraph 6(b)(ii), the process set forth therein shall be repeated so long as necessary to find a successor candidate acceptable to both the Buyer and the Company.
               (v) The Company’s obligations under this Section 6(b) shall terminate when the Buyer Beneficially Owns less than 15% of the Company’s outstanding shares of Common Stock (including as Beneficially Owned, for purposes of this Section 6(b)(v) only, the Exposure Shares).
          (c) Registration Rights. (i) (A) Within thirty (30) days after the Closing Date (the “Filing Deadline”), the Company shall prepare and file with the SEC a “Shelf” Registration Statement (the “Registration Statement”) covering the resale of all Common Stock constituting Purchased Shares and all other Common Stock held by the Buyers held as of the date hereof (“Registrable Securities”) for an offering to be made on a continuous basis pursuant to Rule 415. The Company shall also include, as reasonably requested from time to time, any shares of Common Stock acquired after the date hereof by the Buyers in the Registration Statement; any such shares so included shall be deemed Registrable Securities for purposes of this Agreement. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Common Stock on Form S-3, in which case such registration shall be on another appropriate form). In the event that the Registration Statement has not been filed by the Filing Deadline, the Company will pay the Buyers a fee equal to 0.5% of the Purchase Price.

                    (B) The Company shall use its best efforts to cause the Registration Statement to be declared effective upon filing with the SEC or as promptly as possible after the filing thereof and shall use its best efforts to keep the Registration Statement continuously effective under the ‘33 Act until such time as the Buyers receive an opinion acceptable to Buyer from Company counsel to the effect that the Registrable Securities may be resold in a transaction exempt from the registration requirements of the ‘33 Act without regard to any volume or other restrictions under the ‘33 Act (the “Effectiveness Period”). In the event that the Registration Statement is not declared effective within one hundred twenty (120) days following the Closing (the “Effectiveness Deadline”), the Company will pay the Buyers a fee equal to 0.5% of the Purchase Price. In addition, every sixty (60) days from the Effectiveness Deadline until the Registration Statement is declared effective, the Company shall pay to the Buyers an amount in cash equal to 0.5% of the Purchase Price, accruing daily and prorated for any partial period; provided, however, that the aggregate amount of liquidated damages for which the Company is liable pursuant to Sections 6(c)(i)(A)-(B) shall not exceed five percent (5%) of the Purchase Price. The payment of any of these fees does not relieve the Company of its registration obligations under this subsection (c).
                    (C) The Company shall notify the Buyer in writing promptly that the Registration Statement has become effective.
                    (D) Notwithstanding anything to the contrary in this Agreement, the Company may, one time in any twelve (12) month period, for up to a maximum of seventy-five (75) days, delay the filing or effectiveness of a Registration Statement or suspend the effectiveness of a Registration Statement if the Company shall have determined in good faith, upon advice of counsel, that it would be required to disclose any significant corporate development which disclosure would have a material effect on the Company.
                    (E) So long as the Company pursues in good faith the provisions of this Section 6(c), the fees provided for in Section 6(c) shall be treated as liquidated damages and the Company shall have no further liability to the Buyers, provided however, that if the Company is not so pursuing the provisions of Section 6(c) in good faith, the Buyers shall be entitled to claim damages in addition to the fees owed under Section 6(c).
               (ii) Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:
                    (A) Not less than three business days prior to the filing of a Registration Statement or any related prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (I) furnish to the Buyers copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of the Buyer (it being understood that such review must be completed within three business days of receipt of the applicable documents), and (II) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel, to conduct a reasonable investigation within the meaning of the ’33 Act.

                    (B) (I) Prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the ‘33 Act all of the Registrable Securities; (II) cause the related prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed; (III) respond promptly to any comments received from the SEC with respect to the Registration Statement or any amendment thereto; and (IV) comply in all material respects with the provisions of the ‘33 Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Buyers thereof set forth in the Registration Statement as so amended or in such prospectus as so supplemented.
                    (C) Notify the Buyers promptly of any of the following events: (I) the SEC notifies the Company whether there will be a “review” of any Registration Statement; (II) the SEC comments in writing on any Registration Statement covering Registrable Securities; (III) any Registration Statement or any post-effective amendment is declared effective; (IV) the SEC or any other Federal or state governmental authority requests any amendment or supplement to any Registration Statement or prospectus or requests additional information related thereto; (V) the SEC issues any stop order suspending the effectiveness of any Registration Statement or initiates any proceedings for that purpose; (VI) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any proceeding for such purpose; or (VII) the financial statements included in any Registration Statement become ineligible for inclusion therein or any statement made in any Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Registration Statement, prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
                    (D) Furnish to the Buyers, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.
                    (E) Promptly deliver to the Buyers, without charge, as many copies of the prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as the Buyers may reasonably request.

                    (F) Prior to any public offering of Registrable Securities, use its commercially reasonable best efforts to register or qualify or cooperate with the Buyers in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Buyers requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement.
                    (G) Upon the occurrence of any event described in Section 6(b)(ii)(C), promptly prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
                    (H) Comply with all applicable rules and regulations of the SEC.
                    (I) Enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, by providing customary legal opinions, comfort letters and indemnification and contribution obligations, in the event that the Buyers notify the Company of their intent to resell the Registrable Securities pursuant to an underwritten offering and of the selected underwriter(s) for such offering.
In connection with the registration of the Registrable Securities, it shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities that the Buyers shall furnish to the Company such information reasonably requested by it to complete the Registration Statement.
               (iii) Registration Expenses. The Company shall pay the following expenses incident to the performance of or compliance with its obligations under Section 6(c) of this Agreement: (A) all registration and filing fees and expenses, including without limitation those related to filings with the SEC and in connection with applicable state securities or Blue Sky laws, (B) printing expenses (including without limitation expenses of printing prospectuses requested by the Buyer), (C) fees and expenses of all persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, (D) all listing fees to be paid by the Company to the New York Stock Exchange and (E) the reasonable fees and expenses of one counsel for the Buyers. The Company shall not be obligated to pay, if applicable, any underwriting discounts and commissions with respect to the sale of any Common Stock.

               (iv) (A) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Buyer, the officers, directors, partners, members, agents, and employees of each of them, each person who controls each Buyer (within the meaning of Section 15 of the ‘33 Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding the Buyer furnished in writing to the Company by any Buyer expressly for use therein, or to the extent that such information relates to any Buyer’s proposed method of distribution of Common Stock and was reviewed and approved in writing by any Buyer expressly for use in the Registration Statement, such prospectus or such form of prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 6(c)(ii)(C), the use by any Buyer of an outdated or defective prospectus after the Company has notified the Buyers in writing that the prospectus is outdated or defective. The Company shall notify the Buyers promptly of the institution, threat or assertion of any proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.
                    (B) Indemnification by Buyers. The Buyers, jointly and severally, shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the ‘33 Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by any Buyer to the Company specifically for inclusion in such Registration Statement or such prospectus or to the extent that (i) such untrue statements or omissions are based solely upon information regarding such Buyer furnished in writing to the Company expressly for use therein, or to the extent that such information relates to any Buyer or such Buyer’s proposed method of distribution of Common Stock and was reviewed and expressly approved in writing by the Buyer expressly for use in the Registration Statement, such prospectus or such form of prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 6(c)(ii)(C), the use by any Buyer of an outdated or defective prospectus after the Company has notified such Buyer in writing that the prospectus is outdated or defective. In no event shall the liability of the Buyers hereunder be greater in amount than the dollar amount of the net proceeds received by the Buyers upon the sale of the Common Stock giving rise to such indemnification obligation.

                    (C) Conduct of Indemnification Proceedings. If any proceeding shall be brought or asserted against any person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.
                    An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding; or (iii) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.
                    All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten business days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).
                    (D) Contribution. If a claim for indemnification under subsection (A) or (B) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any losses shall be deemed to include, subject to the limitations set forth in subsection (C), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.
                    The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection (D) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this subsection (D), the Buyers shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by the Buyers from the sale of the Common Stock subject to the proceeding exceeds the amount of any damages that the Buyer has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the ‘33 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     7. TERMINATION
          In the event that the Closing shall not have occurred on or before May 1, 2007 due to the Company’s or any Buyer’s failure to satisfy the conditions set forth in Sections 5 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement; provided that the Company shall have no right to terminate this Agreement for the failure to meet the condition in Section 5(b) hereof. In the event of a termination of this Agreement, funds held in Escrow, together with any interest earned thereon, shall be immediately paid to the Buyers. In the event of termination of this Agreement pursuant to this Section 7, no party will have any liability or any further obligation to any other party, except that nothing in this Agreement releases, or may be construed as releasing, any party to this Agreement from any liability or damage to any other party arising out of any party’s default or breach under this Agreement.
     8. MISCELLANEOUS
          (a) Governing Law. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of New York applicable to contracts executed and to be wholly performed within such State without giving effect to its conflicts of laws principles thereof.

          (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.
          (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
          (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction
          (e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyers make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyer. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.
          (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
               If to the Company:

Lear Corporation
21557 Telegraph Road
Southfield, Michigan 48034
Facsimile:	(248) 447-1677
Attention:	Daniel A. Ninivaggi
Executive Vice President and General Counsel

               with a copy to (for information purposes only):

Winston & Strawn LLP
35 West Wacker Drive
Chicago, IL 60601
Facsimile:	312-558-5700
Attention:	Bruce A. Toth, Esq.
               If to the Buyers:

c/o Icahn Associates Corp.
767 Fifth Avenue
New York, NY 10153
Facsimile:	212-750-5815
Attn:	Vince Intrieri, and
Keith Meister
               with a copy to (for information purposes only):

c/o Icahn Associates Corp.
767 Fifth Avenue
New York, NY 10153
Facsimile:	212-688-1158
Attn:	Marc Weitzen, Esq.
or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by an overnight courier service shall be evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.
          (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company and the Buyers shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party; provided that the Buyers may assign their rights and obligations hereunder to any affiliate of Carl C. Icahn (although such assignment shall not relieve such Buyer of its obligations under this Agreement).
          (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          (i) Survival. The representations and warranties of the Buyers and the Company contained in Sections 2 and 3 and the agreements and covenants of the Buyers and the Company contained in sections forth in Sections 6 and 8 shall survive the Closing. In the event this Agreement is terminated pursuant to Section 7, the agreements and covenants of the Buyer and the Company contained in Sections 4, 6 and 8 shall be of no further force and effect except as set forth in Section 7.
          (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Stock Purchase Agreement to be duly executed as of the date first written above.

LEAR CORPORATION
By:	/s/ Daniel A. Ninivaggi
	Name:	Daniel A. Ninivaggi
	Title:	EVP & General Counsel

BUYERS: ICAHN PARTNERS LP
By:	/s/ Keith Meister
	Name:	Keith Meister
	Title:	Authorized Signatory

ICAHN PARTNERS MASTER FUND LP
By:	/s/ Keith Meister
	Name:	Keith Meister
	Title:	Authorized Signatory

KOALA HOLDING LLC
By:	/s/ Edward Mattner
	Name:	Edward Mattner
	Title:	Authorized Signatory